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                                                                    Exhibit 10.7

                      -----------------------------------
                                CREDIT AGREEMENT
                      -----------------------------------

BY AND BETWEEN:


The Parties of the first part:

  1. "WAFABANK", a Moroccan societe anonyme (public corporation), with capital of MAD 602,430,000.00 and corporate offices at 163 avenue Hassan II, Casablanca, acting through its Branch in Brussels, 13A, boulevard du Jardin Botanique, formed on January 30, 1987 under an authorization of the Banking Commission dated April 16, 1987, registered in the Brussels Register of Commerce under No. 487.961 and with the V.A.T. under No. 430.269.135, the bylaws of which, originally published in the Annexes du Moniteur Belge on January 30, 1987 under No. 870130-198, were amended for the last time on June 1, 1999 and published in the Annexes du Moniteur Belge No. 990601-302;

      represented for the purposes herein by:


  2. "DEUTSCHE BANK" (formerly Credit Lyonnais Belgium), a Belgian societe anonyme (public corporation), with corporate offices at 9, Lange Gasthuisstraat, 2000 Antwerp (Antwerp Register of Commerce No. 36.922), formed pursuant to legal instrument recorded by Antoine Cols, Notary, in Antwerp on December 31, 1934 and published in the Annexes du Moniteur Belge on January 14 and 15, 1935 under No. 489, the bylaws of which have been successively amended, most recently in accordance with minutes recorded by Johan Kiebooms, Notary, in Antwerp on February 11, 1999, filed on February 12, 1999 with the Clerk of the Commercial Court, and published on February 23, 1999 in the Annexes du Moniteur Belge;

      represented for the purposes herein by:




  3. "COMMERZBANK AG", a German company, with corporate offices in Frankfurt am Main, Federal Republic of Germany, acting through its Brussels Branch, 87, boulevard Louis Schmidt, 1040 Brussels, and registered in the Brussels Register of Commerce under No. 400.243;

      represented for the purposes herein by:

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  4.  "CBC Banque", a societe anonyme (public corporation), with corporate offices at Grand Place 5, 1000 Brussels, registered in the Brussels Register of Commerce under No. 278.041 and subject to value added tax under No. 403.211.380; formed under the name "Credit General de Belgique" pursuant to the terms of a legal instrument recorded by Theodore Taymans and Jean-Pierre Jacobs, Notaries in Brussels, on the Ninth day of January in the year Nineteen Hundred and Fifty-Eight, and published in the Annexes du Moniteur Belge on the Thirty-First day of January, in the year Nineteen Hundred and Fifty-Eight under No. 2106 and on the Ninth day of February in the year Nineteen Hundred and Fifty-Eight under No. 2755bis, and the bylaws of which were last amended pursuant to a legal instrument recorded by Benedikt van der Vorst, Notary of Ixelles, Eric Spruyt and Hans Berquin, Notaries of Brussels, with the assistance of Jan Van Bael, Notary of Antwerp, and Luc Talloen, Notary of Leuven, on the third of June in the year Nineteen Hundred and Ninety-Eight, published in the Annexes du Moniteur Belge of June 25, 1998 under No. 980265-283, said instrument amending the corporate name of Credit General S.A. de Banque to CBC Banque;

      Acting through its corporate headquarters in Brussels and represented for the purposes herein by:

  5. "FORTIS BANQUE", a societe anonyme (public corporation), formed on December 5, 1934 in accordance with a legal instrument published in the Annexes du Moniteur Belge of December 14 under No. 15.109, the bylaws of which were last amended in accordance with a legal instrument dated June 23, 1999 and published in the Annexes du Moniteur Belge on July 21, 1999 under No. 990721-1 and 3, with corporate offices at 3 Montagne du Parc, 1000 Brussels, registered in the Brussels Register of Commerce under No. 76034 and registered with the V.A.T. authority under No. BE 403.199.702, assuming the rights and obligations of the societe anonyme C.G.E.R- Banque pursuant to a merger by consolidation on June 23, 1999, in accordance with instruments recorded and notarized by Bernard Willocx and Gilberte Raucq in Brussels and published in the Annexes du Moniteur Belge on July 21, 1999 under No. 930721-1 and 3, which company did itself assume the rights and obligations of the societe anonyme. Societe Nationale de Credit a l'Industrie , following the merger by consolidation on October 29, 1997, pursuant to a legal instrument recorded by Gilberte Raucq, Notary, in Brussels and published in the Annexes du Moniteur Belge on November 25, 1997 under No. 971125-62;

  represented for the purposes herein by:



   And referred to collectively hereinafter as the "Banks";


And the Party of the second part:

MECAR S.A., formed under the name "SA NEW MECAR", in accordance with a legal instrument recorded on August 18, 1999 by Jean-Philippe Lagae, Notary of Brussels, and published in the Annexes du Moniteur Belge on August 31, 1999 under No. 990831-371, having its corporate headquarters at rue Grinfaux, 50, 7181 Seneffe (Petit-Roeulx-Lez-Nivelles), registered in the Charleroi Register of Commerce under No. 196469 and with the V.A.T. under No. 466.712.134. S.A. NEW MECAR became S.A. MECAR in accordance with a legal instrument recorded by Notary Lagae, on August 18, 1999 and published in the Annexes du Moniteur Belge on August 31, 1999 under No. 990831-372;

represented for the purposes herein by:

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referred to hereinafter as the "Borrower";

The purpose of this agreement is to define the new terms and conditions of the previous agreements, notably the agreements of January 14, 1998, June 21, 1999, February 9, 2000 and November 26, 2001.

The withdrawal of BNP-PARIBAS from the Bank pool and the participation in this pool of FORTIS BANQUE is hereby noted.

Now, therefore, it has been agreed as follows:

    Article 1: Creditors:   The Banks, without joint liability

    Article 2: Borrower:    S.A. MECAR

    Article 3: Amount of the credit line:   EUR 49,400,000.00

    Article 4: Bank Percentages

A. In the form of bank guarantees with pledged deposits: EUR 26,800,000 distributed as follows:

        -   WAFABANK:           EUR 5,000,000
        -   DEUTSCHE BANK:      EUR 5,450,000
        -   COMMERZBANK:        EUR 5,450,000
        -   CBC BANQUE:         EUR 5,450,000
        -   FORTIS BANQUE:      EUR 5,450,000

B. In the form of bank guarantees without pledged deposits: EUR 10,000,000 distributed as follows:

        -   DEUTSCHE Bank:      EUR 2,500.000
        -   Commerzbank:        EUR 2,500,000
        -   CBC-Banque:         EUR 2,500,000
        -   FORTIS Banque:      EUR 2,500,000

C. In the form of current account advances and/or straight loans and/or letters of credit: EUR 3,600,000 distributed as follows:

        -   DEUTSCHE Bank:      EUR 900,000
        -   Commerzbank:        EUR 900,000
        -   CBC-Banque:         EUR 900,000
        -   FORTIS Banque:      EUR 900,000

D. In the form of advances intended for the payment of installments of estimated corporate taxes: EUR 9,000,000 distributed as follows:

        -   WAFABANK:           EUR 1,800,000
        -   DEUTSCHE Bank:      EUR 1,800,000
        -   Commerzbank:        EUR 1,800,000
        -   CBC-Banque:         EUR 1,800,000
        -   FORTIS Banque:      EUR 1,800,000

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    Article 5: Operations of the Bank Pool

    The interbank agreement signed on this date shall govern the relations among the banks with respect to this credit line.

    The Banks have designated CBC-Banque as Pool Coordinator.

    Article 6: Purpose

    The credit line, in its current forms, is intended to cover the Borrower's financial needs arising from the execution of its corporate purpose.

    Article 7: Accounts

    This credit line operates in one or more accounts (current or non-current) with each of the Banks. These accounts are only the elements of the sole and indivisible "credit account" which the Borrower has with each Bank. Therefore, each Bank may make transfers from one element of the "credit account" to another on its books, merge the accounts and offset the debit balances in some accounts with the credit balances of other accounts. When the transfer requires conversion of foreign currencies, the conversion rate shall be determined by the Banks.

    These accounts are governed at each of the Banks by the Bank's general conditions governing this type of account, with which the Borrower hereby expressly stipulates that it is familiar.

    All sums due may be recorded in an account as of the due date.

    Article 8: Forms of use

    The credit line may be used in all forms and under all conditions stipulated to or to be stipulated to by the parties, without resulting in novation. Until otherwise established, the credit line may be used in the forms and under the conditions defined hereinafter:

    A. EUR 26,800,000.00 in the form of bank guarantees issued with pledged deposits and EUR 10,000,000.00 in the form of bank guarantees without pledged deposits.

    The EUR 10,000,000.00 line shall be used only after the limit on the EUR 26,800,000.00 line of credit has been reached.

    The issue of bank guarantees and all terms thereof, as well as any extensions of such guarantees, shall be subject, on a case by case basis, to the prior agreement of the Banks, without prejudice to the limits set by each Bank based on the current and future commitments of the Borrower resulting from agreements other than this agreement. Their use in the form of bank guarantees shall be recorded in the books of the Pool Coordinator.

    B. EUR 3,600,000 in the form of advances on current accounts and/or straight loans and/or letters of credit and EUR 9,000,000 in the form of an advance intended for the payment of installments of estimated corporate taxes.
    In addition to being governed by this agreement, these credit lines shall be governed by specific agreements to be established by each of the banks concerned within the Bank Pool. Their use shall be recorded in the books of the Lending Banks.

    The parties reserve the right to agree on new forms of use.

    In the event of termination pursuant to Article 17 (immediate payment), the credit account with each of the Banks shall be closed on the effective date of the termination.

    The existence and the amount of the claim of each of the Banks, as well as the position of the Borrower's "credit account" with each Bank, are verified by the account statement or by any other

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    accounting document prepared by the Banks; said documents shall constitute sufficient proof, without requiring presentation of any other instrument, whether recorded by notary or not, to be presented.

    Article 9: Compliance with legal and regulatory provisions

    The Borrower undertakes to comply with the regulations of the competent monetary authorities, in particular the Institut Belgo-Luxembourgeois du Change (IBLC) and to provide the Banks with any document or proof required by said authorities.

    The Borrower shall ensure, at any time, that it is performing its activities in strict compliance with the current and future regulations governing the import, export and transit of arms, munitions, military materiel and related technologies.

    Article 10: Terms and conditions of the lines that may be used in the form of bank guarantees

    a) Terms and conditions


       The Banks shall establish, to the order and on behalf of the Borrower, guarantees to return advances and performance guarantees, in EURO or in currencies, under the Borrower's entire and exclusive responsibility. The issuance of these guarantees shall be governed by the General Conditions governing the issuance of guarantees.

       Any request for the issuance of bank guarantees shall be subject to the prior written approval of the Banks.

    b) Chronology

       The Borrower undertakes to comply with the following chronology, contract by contract:

       - receipt by the Pool Coordinator of the written request to issue a guarantee;
       -  request for approval from the Banks;
       -  receipt by the Banks of export credit letters;
       - receipt by the Banks of a copy of the specific OND policy, possibly a definitive undertaking subject to the condition precedent that export licenses are obtained;
       -  receipt of export licenses;
       -  issue of the guarantees;
       - receipt and freezing of the pledge advances in accordance with the terms and conditions stipulated in Articles 8 and 18A.

    The banks agree that the performance guarantees shall be issued before export licenses are obtained.

    This chronology may be modified with the prior written consent of the Banks.

    c) Commission and fees

       The issuance of guarantees shall result in the payment of a commission of 1.25% per year, payable quarterly in advance, and every quarter started requiring full payment. It shall be calculated on the amount guaranteed at the beginning of the quarter and shall be due until the full and definitive discharge of the Banks' commitments.

       Moreover, the Borrower shall be responsible for commissions claimed by the Banks' correspondents, the final issuers of the guarantees.

       All other fees (telex, port, etc.) and costs incurred by the Banks in issuing the guarantees shall also be paid by the Borrower. The Borrower shall also be responsible for fees claims by the Banks' correspondents.

    Article 11: Terms and conditions for computing interest and commissions

    The debt interest and commissions shall be calculated on the basis of the actual number of days elapsed and a debt rate established on the basis of a commercial 360-day year (365 days for the pound sterling), except where otherwise stipulated herein.

    Article 12: Commissions on bank guarantees

    For each guarantee that the Banks agree to issue, two commissions of 1% shall be recorded.

    The first commission is due upon issuance by the Banks and shall be payable in one payment no later than the receipt of the first installment payment.

    The second commission is due on a prorated basis as the Borrower's receipts for its deliveries are received. However, for simplification purposes and until otherwise established, this second commission shall be deducted when the receipts for the last delivery of each contract are received.

    The Bank that has issued the guarantee on behalf of the Banks in the Bank Pool which have agreed to participate shall collect the Bank Pool's commissions from the Borrower, which so agrees, and shall repay to each of the other participating Banks the percentage to which it is entitled.

    Article 13: Charging the sums due to the "credit account" of each Bank

    The amount due on the Banks' claim results from the debit balance of the "credit account" on the day of the statement. At any time, even after this statement, the accounts may be debited for the amount that the Borrower owes or will owe all the Banks under this credit line.

    Article 14: Payments / Fees

    a) The Borrower hereby declares that it waives the benefit of Articles 1253, 1255, and 1256 of the Civil Code and, therefore, grants the Banks the right to charge payments received, from any source, against the portion of the debt which the Banks intend to discharge.

    b) Any payment due on a date other than a bank business day must be made on the preceding bank business day.

       For the purpose of this agreement, a bank business day is a day when the Banks and the Clearing Chamber are open in Brussels (or, with respect to currencies, a day when the banks are operating simultaneously in Brussels, London and in the country of the currency).

    c) All costs, taxes, stamp taxes, recording fees, attorneys' fees, notification fees, renewal fees, discharge fees and, generally, all costs deemed necessary to create the securities or liquidate said securities or for the forced execution of the Borrower's obligations shall be paid by the Borrower.

       This is also true for all other sums due by the Borrower, for any reason, such as, for example, insurance premiums, if they have been advanced by the Banks.

    d) The Borrower shall be liable for the additional amount of EUR 12,500.00 to CBC Banque for its participation in the costs to establish this agreement and the related agreements; this sum shall be payable at the time this agreement is signed.

    Article 15: Commitments

    The Borrower makes the following commitments as of the date of this agreement and until the payment in full of all sums due to the Banks hereunder:

    a) The Borrower shall allow persons delegated by the Banks to review on site the originals of the contracts that are the origin of the guarantees issued or to be issued, referred to hereinafter as the "export contracts".

    b) The Borrower shall act to ensure the receipt of all authorizations and approvals, the filing of all declarations, and the performance of all formalities that may be required with respect to Borrower after the date of this agreement in order to ensure its complete performance under this agreement.

    c) Upon receipt, the Borrower shall provide to the Banks the export licenses for the export contracts. It shall do the same with respect to license renewals.

    d) It shall provide the Banks, as soon as they are issued, with the OND policies described in Article 18 A 3 hereinafter; moreover, any review by the Banks of an export contract for which it is seeking financing shall be subject to the production of an OND commitment for said contract.

    e) Borrower shall ensure the legality of the transactions financed by this credit line with respect to Belgian, international or foreign legislation.

    f) Within 15 days after publication, the Borrower and its parent company shall remit to the Banks a copy of their annual report, including balance sheet, statement of income and notes as certified by the auditors.

    g) The quarterly positions of the Borrower must be presented to the Banks within 30 days after they are established; the Borrower shall also present quarterly a statement of the progress of the export contracts and the latest provisional statement of the results for the year in progress.

    h) Borrower shall reply, promptly and specifically, to any request for information made by the Banks which could affect the execution of this agreement.

       It shall also allow the Banks to exercise any and all means of monitoring and control, at their expense (except in the event Borrowers fails in the obligations defined in the first paragraph of this point "h", in which case, the fees shall be paid by the Borrower).

    i) The Borrower shall inform the Banks of any circumstance and any act as defined in Article 17 (immediate payment) hereinafter, including all documents related to bylaw changes.

    j) As of this date, the Borrower shall not secure any loan, debt, guaranty or any commitment that constitutes a debt, by mortgage, lien, pledge, assignment or claim or any other security interest, or by authorization or undertaking to create a security interest of this type on all or part of its current and future assets, without the prior written agreement of the Banks. In such cases, the Banks shall have the right to demand that the Borrower provide the Banks with the same securities to guarantee this credit line, in the same proportion and with the same rank.

    k) The Borrower undertakes, as long as this credit line is utilized in its current forms, to consult the Banks at the time of any request for credit not described in this agreement. If the Banks' conditions are at least as favorable as those offered by the competition, the Borrower undertakes to give the Banks priority in extending it such additional credit.

    l) Each Bank shall receive from the Borrower a portion of the financial service in proportion to the percentage of its participation in this credit line.

    m) The Borrower undertakes, by signing this agreement, to maintain its equity capital (Items 10/15 - 20 - 21 - 50) at a minimum amount of EUR 40,000,000.00 and its working capital (Items 10/15 + 16 + 17 - 20/28) at a minimum amount of EUR 30,000,000.00.

    n) The Borrower is prohibited from granting advances to companies that are part of the ALLIED RESEARCH CORPORATION Inc. group.


    o) The Borrower undertakes to advise the Banks of any material deterioration in the position of its parent company which could negatively impact its financial position.

    p) The Borrower undertakes to transfer all its proceeds to its accounts with the Banks.

    q) The Borrower undertakes to pledge in favor of the Banks, at their first request, the claims resulting from the delivery of letters of credit issued in its favor under the export contracts.

    Article 16: Merger

    In the event the Borrower is acquired by another company, in the event of merger by the formation of a new company, or in the event of consolidation of another company, the credit agreement shall continue with the new entity, except in a case governed by Article 17 (immediate payment) hereinafter.

    Article 17: Immediate payment

    The Banks have the option to suspend, close or terminate the credit line, in whole or in part, and to require the immediate repayment of all or part of their claim, without advance or formal notice:

    a) in all cases of early repayment determined now or in the future by law;

    b) in the event the Borrower fails to meet any obligations arising under law or this agreement, or in the event the company ALLIED RESEARCH CORPORATION Inc fails to meet the terms of its commitment as defined in
       Article 18 ss. B4 hereinafter;

    c) in the event it appears that the Borrower has deliberately or negligently provided inaccurate or incomplete information;

    d) in the event that a commercial bill, check or other commercial paper bearing Borrower's signature is protested;

    e) in the event the Borrowers ceases its business or activities;

    f) in the event of non-payment of preferred creditors by the Borrower;

    g) in the event of bankruptcy, cessation of payment, petition for composition, suspension or accelerated repayment of credit made by other lenders, or any similar event that reveals financial difficulties or would result in late payments;

    h) in the event of formal notice to pay, seizure, action to establish title, eviction or any de facto or de jure issue related to real or personal property that is part of the Borrower's assets;

    i) in the event of sale, contribution, donation, assignment, destruction, or substantial reduction in the value of the assets pledged or mortgaged in favor of the Banks;

    j) in the event of loss of a security interest created for the benefit of the Banks;

    k) in the event the assets pledge or mortgage in favor of the Banks to secure the credit are not sufficiently insured against fire and theft, and in the event of termination, cancellation or suspension of the insurance;

    l) in the event the Borrower creates a personal surety or real security interest in favor of a third party, without the prior authorization of the Banks;

    m) in the event that an analysis of the Borrower's accounting reveals that substantial losses have been suffered which threaten the Borrower's financial position and solvency, or if a comparison of the balance sheets and/or accounting audits performed by, or on the order of, the Banks, reveals that its equity capital and/or working capital are less than the amount set forth in Article 15 m or have decreased by more than one-fourth from one year to the next;

    n) in the event of assignment or seizure of the rents, indemnities, subsidies, bank accounts or any claim belonging to Borrower;

    o) if the following circumstances occur with respect to the Borrower: dissolution, liquidation, change in legal form, merger, consolidation, spin-off;

    p) in the event the Borrower does not meet its obligations under the law and regulations, particularly with respect to corporate law, accounting law, and the law governing the performance of its operations;

    q) in the event one of the early repayment clauses of cited above is triggered with respect to the companies holding more than 50% of the capital of the Borrower or with respect to the companies in which the Borrower holds more than 50%;

    r) in the case that any event occurs that would make all or part of Borrower's business illegal under Belgian, foreign and international law;

    s) in the event of Borrower's failure to fulfill its obligations under other agreements with the Banks or with some of the Banks;

    t) in the event of failure by the Borrower to meet its obligations under agreements other than those described in "s" above, a failure that could mean, in the opinion of the Banks, that the Borrower is no longer in a position to meet its current and future obligations arising from this agreement.

    Article 18: Securities

    All Borrower's commitments remain secured by the securities currently constituted and detailed under point A and shall be secured by the additional securities to be created as described under point B.

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

    A. Existing securities:

    1. Pledge of the current and future claims which the Borrower owns or shall own to CBC Banque for its accounts No. 192-2096600-84 and its sub-accounts in accordance with a private agreement dated February 9, 2000. It is noted, with respect to the credit line defined in point A of Article 4, that:

    . the minimum amount pledged is set at 40% of the amount of the guarantees issued by the Banks and not yet released;

    . the minimum amount pledged may never, however, be less than the outstanding amount of the performance guarantees.

    This account shall bear interest at the borrowing rate of CBC-Banque in the relevant currency for the amounts and term to be agreed on, minus 0.25% per year.

    2. Pledge of the Borrower's business assets as follows:

    BEF 517,000,000 in principal and BEF 25,850,000 in costs in favor of Banque Indosuez Belgium (currently KBC), Banque Nationale de Paris, Monte Paschi Belgio, S.N.C.I. (currently Fortis Banque) and Wafabank by instrument dated 2/9/2000 recorded in Charleroi V on June 27, 2000, volume 52, folio 79, case 13, roll 4, and recorded in the 1/st/ Mortgage Registry of Charleroi on November 28, 2000 volume 6337-17.

    BEF 168,868,000 in principal and 16,887,000 in costs in favor of CERA Investment Bank (currently KBC), Banque Nationale de Paris, Monte Paschi Belgio, S.N.C.I. (currently Fortis Banque) and Wafabank by instrument dated 2/9/2000, recorded in Charleroi V on June 27, 2000, volume 52, folio 79, case 13, roll 4, and recorded in the 1/st/ Mortgage Registry of Charleroi on November 28, 2000, volume 6337-18.

    BEF 407,974,000 in principal and 21,000,000 in costs in favor of CERA Investment Bank (currently KBC), Banque Nationale de Paris, Monte Paschi Belgio, CGER Banque (currently Fortis Banque), Wafabank, Credit Lyonnais Belgium (currently Deutsche Bank) and Commerzbank AG by instrument dated 2/9/2000, recorded in Charleroi V on June 27, 2000, volume 52, folio 79, case 13, roll 4, and recorded in the 1/st/ Mortgage Registry of Charleroi on November 28, 2000, volume 6337-19.

    BEF 100,000,000.00 in principal plus 3 years of interest and costs in favor of CBC-Banque by instrument dated 2/9/2000, recorded in Brussels, the 6/th/ Bureau, on 2/21/2000, volume 268, folio 9, case 20, and recorded in the 1/st/ Mortgage Registry of Charleroi on 2/22/2000, volume 6229-21.

    BEF 100,000,000 in principal plus 3 years of interest and costs in favor of CBC-Banque by instrument dated 9/12/2000, recorded in Brussels, the 6/th/ Bureau, on 9/12/2000, volume 269, folio 72, case 23, and recorded in the 1st Mortgage Registry of Charleroi on 9/19/2000, volume 6311-24.

    EUR 2,370,155.00 in principal plus 3 years of interest and costs in favor of CBC-Banque, Commerzbank, Deutsche Bank and Wafabank, by instrument dated 11/26/2001, recorded in Brussels, 6/th/ Bureau, on 11/27/2001, volume 271, folio 91, case 5 and recorded in the 1/st/ Mortgage Registry of Charleroi on December 4, 2001, volume 43-I-04/12/2001 nr 15219.

    The liens listed above continue with equal rank for:

    -  EUR 5,000,000.00 in favor of WAFABANK
    -  EUR 5,600,000.00 in favor of Deutsche Bank
    -  EUR 5,600,000.00 in favor of Commerzbank
    -  EUR 5,600,000.00 in favor of CBC Banque

    and are without effect on the rest.


    3. Assignment of the OND policy


    The Borrower has assigned as security in favor of the Banks its claims against OND resulting from the benefit of the insurance policies subscribed with OND in the framework of the transactions financed by this credit line and covering, in particular, the risks of termination, non-payment and arbitrary seizure of the bank guarantees due to the insolvency of the public debtor and the public guarantor and political risks; any change made in the global expanded policy No. 93.655 shall be subject to the prior agreement of the Banks.

    B. New securities to be created

    1. Extension to FORTIS-Banque of the benefit of the private agreement dated February 9, 2000 concerning the pledge of the current and future claims held or to be held by the Borrower against CBC Banque for its account No. 192-2096600-84 and sub-accounts.

    2. Pledge of the business assets for EUR 15,000,000.00 in principal plus 3 years interest and costs to:


         -  Deutsche Bank for EUR 2.350,000.00 in principal
         -  Commerzbank for EUR 2.350,000.00 in principal
         -  CBC-Banque for EUR 2.350,000.00 in principal
         -  FORTIS Banque for EUR 7,950,000.00 in principal


    These security interests are recorded with equal priority with the existing liens described in subparagraph A point 2 for a total of EUR 21,800,000.00.

    3. Extension to FORTIS Banque of the assignment of the benefits of OND policy nr 93.655 described in subparagraph A point 3.

    4. Signature by ALLIED RESEARCH Corporation Inc of a letter of commitment following the model attached hereto plus the documents authenticating the signatures.

    5. Mortgage in the amount in principal of EUR 12,600,000.00 to be recorded on all of the Borrower's property located in Petit-Roeulx-Lez-Nivelles and Marche-en-Famenne and more fully described in the legal instrument incorporating the Borrower and recorded by Mr. Lagae, Notary, on August 18, 1999.
       These assets are free and clear of encumbrances, with the exception of the following liens in favor of FORTIS Banque:

         - BEF 30,000,000 recorded June 20, 1991 in the Mortgage Registry of Marche, volume 1618-25
         - BEF 190,000,000 recorded March 27, 1986 in the second Mortgage Registry of Charleroi, volume 3741-25.

         This security shall be recorded in favor of:

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

         - WAFABANK for EUR 1,800,000.00
         - Deutsche Bank for EUR 2,700,000.00
         - Commerzbank for EUR 2,700,000.00
         - CBC Banque for EUR 2,700,000.00
         - FORTIS Banque for EUR 2,700,000.00

    6. The irrevocable commitment of FORTIS Banque, by its signature hereto, not to grant assignment of claims on the outstanding amounts of the credits guaranteed by the mortgages of March 27, 1986 and June 20, 1991 cited hereinabove, the outstanding amounts of which are, on this date, as follows:

         - Bank guarantee of EUR 123,946.76 (BEF 5,000,000) deposited in favor of the VAT authority and related to the mortgage recorded on June 20, 1991.
         - Balance remaining due on a term loan, for which 2 payments of EUR 470,997.70 (BEF 19,000,000) remain due on January 15 of the years 2003 and 2004.

    7. The undertaking from BNP-Paribas not to assert the liens created in its favor on the Borrower's business assets and the Borrower's undertaking not to seek or accept assignment of claims with said bank.

    Upon the creation of the new securities described hereinabove, the Banks shall discharge the surety of SA ARC Europe as well as the pledge of the shares representing the capital of the companies VSK SA and SEDACHIM SA.

    Article 19: Distribution of the proceeds from the liquidation of the security interests of the Banks

    The proceeds from the liquidation of the security interests of the Banks shall be distributed in accordance with the terms and conditions of the interbank agreement signed on this date.

    Article 20: Property insurance

    The personal and real property that shall be pledged or mortgaged in favor of the Banks must be insured for a sufficient amount by a leading company approved by the Banks against the risks of fire, storm, water damage, lightning, explosions, broken glass and civil liability.

    If not, the Banks shall have the option of subscribing to such insurance themselves and charging the premiums paid therefor to the Borrower, without any assumption of liability by the Banks.

    The Borrower shall remit to the "Pool Coordinator" an amendment by which the company undertakes to amend, terminate, cause invalidation or, generally, to terminate the insurance only with prior notice of fifteen days sent to the "Pool Coordinator".

    The Borrower shall obtain the Banks' agreement on the terms and conditions for the payment of any claims.

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

    Article 21: Transfer of the credit

    The Banks shall have the option to assign or transfer, at any time, with the prior written consent of the Borrower, all or part of this credit to one or more third parties as it shall determine, maintaining the same conditions and sureties.

    Article 22: Law and jurisdiction

This agreement shall be governed by Belgian law. The Brussels courts shall have exclusive jurisdiction to settle disputes arising from this agreement.

Executed in Brussels on [date]                   2002 in 6 originals.



Borrower                                                      Wafabank






CBC Banque                                                    Commerzbank







Deutsche Bank                                                 Fortis Banque

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